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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


October 3, 1996



Coho Energy, Inc.
14785 Preston Road, Suite 860
Dallas, Texas  75240

Gentlemen:

             We have acted as counsel for Coho Energy, Inc., a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 50,000 shares of the Company's common stock, $.01 par value per share, including the Common Stock purchase rights associated therewith (collectively, the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 1993 Non-Employee Director Stock Option Plan (as amended, the "Plan").

             We have examined (i) the Articles of Incorporation and By-Laws of the Company, each as amended to date, (ii) the Plan, (iii) the Registration Statement, and (iv) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

             In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

             Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Fulbright & Jaworski L.L.P.

                                               Fulbright & Jaworski L.L.P.





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